UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

CHELSEA THERAPEUTICS

INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of stockholders for Chelsea Therapeutics International, Ltd. was held on May 18, 2011.

At the meeting, our stockholders elected seven members to our board of directors for a term expiring at the annual meeting of stockholders in 2012, as follows:

Members	Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
Simon Pedder	46,413,715	318,088	9,504,659
Kevan Clemens	39,548,748	7,183,055	9,504,659
Norman Hardman	39,787,422	6,944,381	9,504,659
Johnson Y.N. Lau	37,906,114	8,825,689	9,504,659
William D. Rueckert	46,693,579	38,224	9,504,659
Roger Stoll	39,576,686	7,155,117	9,504,659
Michael Weiser	46,201,386	530,417	9,504,659

Our stockholders approved the advisory resolution approving the compensation of our named executive officers as presented in the Company’s proxy statement related to the annual meeting. The vote for such proposal was 37,696,818 shares for, 9,034,985 shares against (including abstentions) and 9,504,659 broker non-votes.

In the advisory vote on the frequency with which executive compensation will be subject to future advisory stockholder votes, our stockholders approved the option of every year. The vote for such proposal was 42,339,776 shares for every year, 2,752,940 shares for every two years, 1,610,190 shares for every three years, 28,897 shares in abstention and 9,504,659 broker non-votes.

In accordance with the Board’s recommendation as set forth in the 2011 Proxy Statement, and based on the voting results for this proposal, the Company determined that an advisory vote to approve the compensation of the named executive officers of the Company will be conducted on an annual basis, unless and until changed, including potentially pursuant to the next advisory vote on this matter.

At the meeting, our stockholders also approved the amendment to our 2004 Stock Plan, as amended to increase the number of shares of common stock reserved for issuance thereunder from 6,200,000 shares to 7,400,000 shares. The vote for such approval was 32,245,568 shares for, 14,486,235 shares against (including abstentions) and 9,504,659 broker non-votes.

At the meeting, our stockholders also ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The vote for such ratification was 56,134,685 shares for and 101,777 shares against (including abstentions).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: May 19, 2011	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer